EXHIBIT 32

CERTIFICATION

In connection with the quarterly report of Strongbow Resources Inc., (the “Company”) on Form 10-Q for the fiscal quarter ended November 30, 2011 as filed with the Securities Exchange Commission on the date hereof (the “Report”), we, Grant Petersen, the Principal Executive Officer and Herbert Schmidt, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

STRONGBOW RESOURCES INC.

Date: January 16, 2012	By:	/s/ Grant Petersen
Grant Petersen,
Principal Executive Officer

Date: January 16, 2012	By:	/s/ Herbert Schmidt
Herbert Schmidt,
Principal Financial Officer